UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 9, 2020
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E Corporation	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
Equity Units	PCGU	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	◻
Pacific Gas and Electric Company	◻

Item 8.01 Other Events

On October 9, 2020, Pacific Gas and Electric Company filed an electric incident report with the California Public Utilities Commission indicating that:

“On September 27, 2020, a wildfire began in the area of Zogg Mine Road and Jenny Bird Lane, north of Igo in Shasta County, California (the “Zogg Fire”). The California Department of Forestry and Fire Protection (“CAL FIRE”) website, dated as of October 9, 2020, 6:20 a.m. Pacific Time (the “CAL FIRE website”), indicates that the Zogg Fire had consumed 56,338 acres and was 95% contained. The CAL FIRE website reported four fatalities and one injury.  The CAL FIRE website also indicated that 27 structures were damaged and 204 structures were destroyed.

Wildfire camera and satellite data on September 27, 2020 show smoke, heat or signs of fire in that area between approximately 2:43 p.m. and 2:46 p.m.

Customers in the area of Zogg Mine Road and Jenny Bird Lane are served by a PG&E distribution line —the Girvan 1101 12 kV circuit.  According to PG&E’s records, on September 27, 2020, a PG&E SmartMeter and a line recloser serving that area reported alarms and other activity between approximately 2:40 p.m. and 3:06 p.m., when the line recloser de-energized that portion of the circuit.  The data currently available to PG&E do not establish the causes of the activity on the Girvan 1101 circuit or the locations of these causes.

On October 9, 2020, CAL FIRE informed PG&E that they had taken possession of PG&E equipment as part of CAL FIRE’s ongoing investigation into the cause of the Zogg Fire and allowed PG&E access to the area. PG&E does not have access to any evidence collected by CAL FIRE.  CAL FIRE has not issued a determination as to cause.  PG&E is cooperating with CAL FIRE in its investigation.

This information is preliminary.”

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility, as well as statements related to the Zogg Fire. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2019, their joint Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, and their subsequent reports filed with the Securities and Exchange Commission. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

	By:	/s/ John R. Simon
		Name:	John R. Simon
Date: October 9, 2020		Title:	Executive Vice President, General Counsel and Chief Ethics & Compliance Officer

PACIFIC GAS AND ELECTRIC COMPANY

	By:	/s/ Brian M. Wong
		Name:	Brian M. Wong
		Title:	Vice President, Deputy General Counsel, and Corporate Secretary
Date: October 9, 2020